Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

BRIDGEWATER BANCSHARES, INC.

A MINNESOTA CORPORATION

Dated: [•], 2018

AMENDED AND RESTATED

BYLAWS

OF

BRIDGEWATER BANCSHARES, INC.

ARTICLE I

OFFICES

Section 1.              REGISTERED OFFICE. The registered office of Bridgewater Bancshares, Inc. (the “Corporation”) shall be an actual office located within Minnesota as set forth in the Corporation’s Articles of Incorporation; provided that the Board of Directors of the Corporation (the “Board”) may at any time change the registered office by making the appropriate filing with the Minnesota Secretary of State.

Section 2.              PRINCIPAL EXECUTIVE OFFICE AND OTHER OFFICES. The principal executive office of the Corporation shall be at the registered office, provided that the Board shall have the power to change the location of the principal executive office. The Corporation may also have other offices at any places, within or without the State of Minnesota, as the Board may designate, or as the business of the Corporation may require, or as may be desirable.

Section 3.              BOOKS AND RECORDS. Any records maintained by the Corporation in the regular course of its business, including its share register, books of account, and minute books, may be maintained on any information storage device or method if the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II
SHAREHOLDERS

Section 1.              PLACE OF MEETING. Meetings of the shareholders shall be held either at the registered office of the Corporation or at any other place, within or without the State of Minnesota, as shall be fixed by the Board and designated in the notice of the meeting or executed waiver of notice. If no meeting place is designated, then the meeting shall be held at the registered office of the Corporation. If the shareholders of the Corporation call a regular meeting of shareholders then it shall be held in the county where the principal executive office is located.

Section 2.              ANNUAL MEETING. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, as shall be determined solely by the resolution of the Board in its sole and absolute discretion.

Section 3.              SPECIAL SHAREHOLDERS’ MEETINGS. Special meetings of the shareholders may be called by the Chief Executive Officer, the Chairman of the Board, the

President, two or more directors, or by the Chairman of the Board or the Chief Executive Officer of the Corporation upon the written request of one or more shareholders of record holding at least 10% of the voting power of all shares entitled to vote (25% if the meeting is for the purpose of considering any action related to a business combination, including an action to change or otherwise affect the composition of the Board for such purpose). Only business within the purpose or purposes described in the notice or executed waiver of notice may be conducted at a special meeting of the shareholders.

Section 4.              FIXING THE RECORD DATE. For the purpose of determining shareholders entitled to notice of or vote at any meeting of shareholders or any adjournment thereof, the record date shall be the date specified by the Board or an officer authorized by the Board that is not more than 60 days before the shareholder meeting.

Section 5.              NOTICE OF SHAREHOLDERS’ MEETING. Notice stating the place, day, and hour of the meeting, dissenters’ rights, if applicable, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than five days nor more than 60 days before the date of the meeting to each shareholder entitled to vote at the meeting, and shall be given personally, orally, by mail, or by any electronic communication that the shareholder has consented to if the requirements of Minnesota Business Corporation Act, as amended (the “MBCA”), Section 302A.436, Subdivision 5, as amended from time to time, are met.

Notwithstanding the preceding paragraph, to the extent required by Section 302A.613 of the MBCA, notice of a shareholder meeting to be held for the purpose of voting on a plan of merger or exchange must be given to every shareholder of the Corporation, whether or not entitled to vote, not later than 14 days before the meeting. Notice of such action shall comply with any other requirements set by law.

A shareholder may give waiver of notice either before, at or after the meeting in writing or orally, or shall be deemed to have given waiver of notice by attendance at the meeting or by delivery of a proxy in connection with such meeting except when the shareholder attends for the purpose of objecting to the lawfulness of the meeting or objects to an item considered at the meeting and does not participate.

Section 6.              VOTING LISTS. The officer having charge of the share register of the Corporation shall keep at the Corporation’s principal executive office or any other place determined by the Board, a complete list that is not more than one year old containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. In addition, the Corporation shall keep a record of the dates on which certificated or uncertificated shares were issued. The share register shall be made available for inspection by any shareholder at a reasonable time within ten days of the receipt of a written demand.

A voting list shall be prepared as of the record date fixed for any shareholder meeting. Upon written demand or request by any shareholder, the list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting and five days before the meeting.

Section 7.              QUORUM OF SHAREHOLDERS. A quorum shall be present for action on any matter at a shareholder meeting if a majority of the outstanding shares entitled to vote are represented at the meeting in person or by proxy. Once a quorum has been established at a meeting, the shareholders present can continue to do business until adjournment of the meeting notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8.              CONDUCT OF MEETINGS. The Board may adopt by resolution rules and regulations for the conduct of meetings of the shareholders as it shall deem appropriate. At every meeting of the shareholders the Chairman of the Board, or in his or her absence or inability to act, the Chief Executive Officer, or, in his or her absence or inability to act, a director or officer designated by the Board, shall act as chair of, and preside at, the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chair of the meeting shall appoint Secretary of the meeting, shall act as Secretary of the meeting and keep the minutes thereof.

The presiding officer shall determine the order of business and, in the absence of a rule adopted by the Board, shall establish rules for the conduct of the meeting. The presiding officer shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 9.              VOTING OF SHARES. Each outstanding share, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the Articles of Incorporation or the terms of the shares provide for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series.

Shareholders take action (other than the election of directors) upon the affirmative vote of a majority of the voting power of the shares entitled to vote on the action at a meeting of shareholders at which a quorum is present (unless the MBCA or Articles of Incorporation require a larger percentage).

If the holders of a class or series of shares are entitled or required to vote separately as a class or series, a separate affirmative vote of a majority of the voting power of the shares of that class or series is required (unless the MBCA or the Articles of Incorporation require a larger percentage) in addition to any other vote required.

Directors are elected by a plurality of the voting power of the shares present and entitled to vote in the election at a meeting at which a quorum is present.

Shareholders are prohibited from cumulating their votes in any election of directors of the Corporation.

Section 10.            VOTING BY PROXY OR NOMINEE. A shareholder may vote either in person or by proxy executed by the shareholder or the shareholder’s attorney-in-fact. The proxy must be authorized by filing a written appointment with an officer of the Corporation or by telephonic transmission or authenticated electronic communication to the Corporation or its duly authorized agent with information sufficient for the Corporation to determine that the shareholder authorized the appointment.

No proxy shall be valid 11 months from the date of its execution unless otherwise provided in the proxy. A proxy may be terminated at will unless the proxy is coupled with an interest in which case it may be terminated only according to the terms of any agreement between the parties to the appointment. The termination may be executed in the same manner as the proxy. The death or incapacity of the shareholder appointing a proxy shall not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by an officer of the Corporation.

Section 11.            ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at an annual or special meeting of the shareholders may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by all of the shareholders entitled to vote on the action.

Section 12.            ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR DIRECTOR AND OTHER SHAREHOLDER PROPOSALS.

(a)           The matters to be considered and brought before any annual or special meeting of shareholders shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 12 of Article II.

(b)           For any matter to be brought properly before the annual meeting of shareholders, the matter must be (i) specified in the notice of the annual meeting given by or at the direction of the Board, (ii) otherwise brought before the annual meeting by or at the direction of the Board or (iii) brought before the annual meeting by a shareholder who (1) is a shareholder of record of the Corporation on the date the Shareholder Notice (as defined below) is delivered to the Secretary of the Corporation, (2) is entitled to vote at the annual meeting and (3) complies with the procedures set forth in this Section 12 of Article II.

(c)           In addition to any other requirements under applicable law and the Articles of Incorporation and these Bylaws, written notice (the “Shareholder Notice”) of any nomination or other proposal by a shareholder pursuant to Section 12(b)(iii) of Article II must be timely and any proposal, other than a nomination, must constitute a proper matter for shareholder action. To be timely, the Shareholder Notice must be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not less than 90 nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends within 60 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Shareholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date 90 days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Meeting Date is first publicly announced or disclosed. A Shareholder Notice must contain the following information:

(i)            whether the shareholder is providing the notice at the request of a beneficial holder of shares, whether the shareholder, any such beneficial holder or any nominee has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from, any other person with respect to the investment by the shareholder or such beneficial holder in the Corporation or the matter the Shareholder Notice relates to, and the details thereof, including the name of such other person (the shareholder, any beneficial holder on whose behalf the notice is being delivered, any nominees listed in the notice and any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained are hereinafter collectively referred to as “Interested Persons”);

(ii)           the name and address of all Interested Persons;

(iii)          a complete listing of the record and beneficial ownership positions (including number or amount) of all equity securities and debt instruments, whether held in the form of loans or capital market instruments, of the Corporation or any of its subsidiaries held by all Interested Persons;

(iv)          whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the Shareholder Notice by or for the benefit of any Interested Person with respect to the Corporation or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Corporation, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Corporation or its subsidiaries), or to increase or decrease the voting power of such Interested Person, and if so, a summary of the material terms thereof; and

(v)           a representation that the shareholder is a holder of record of stock of the Corporation that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the matter set forth in the Shareholder Notice. As used herein, “beneficially owned” has the meaning provided in Rules 13d-3 and 13d-5 under the Exchange Act.

The Shareholder Notice shall be updated not later than 10 days after the record date for the determination of shareholders entitled to vote at the meeting to provide any material changes in the foregoing information as of the record date. Any Shareholder Notice relating to the nomination of directors must also contain (1) the information regarding each nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any successor regulation), (2) each nominee’s signed consent to serve as a director of the Corporation if elected and (3) whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K (or the corresponding provisions of any successor regulation). The Corporation may also require any proposed nominee to furnish such other information, including completion of the Corporation’s director questionnaire, as it may reasonably require to determine whether the nominee would be considered “independent” as a director or as a member of any applicable committee of the Board under the various rules and standards applicable to the Corporation. Any Shareholder Notice with respect to a matter other than the nomination of directors must contain (x) the text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by shareholders and (y) a brief written statement of the reasons why such shareholder favors the proposal. Notwithstanding anything in this Section 12(c) of Article II to the contrary, in the event that the number of directors to be elected to the Board is increased and either all of the nominees for director or the size of the increased Board is not publicly announced or disclosed by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Shareholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board shall have been publicly announced or disclosed.

(d)           For any matter to be brought properly before a special meeting of shareholders, the matter must be set forth in the Corporation’s notice of the meeting given by or at the direction of the Board. In the event that the Corporation calls a special meeting of shareholders for the purpose of electing one or more persons to the Board, any shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of the meeting, if the Shareholder Notice required by Section 12(c) of Article II shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting is publicly announced or disclosed.

(e)           For purposes of this Section 12 of Article II, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

(f)            Only persons who are nominated in accordance with the procedures set forth in this Section 12 of Article II shall be eligible for election by shareholders as directors of the Corporation. In no event shall the postponement or adjournment of an annual meeting already publicly noticed, or any announcement of such postponement or adjournment, commence a new period (or extend any time period) for the giving of notice as provided in this Section 12 of Article II. This Section 12 of Article II shall not apply to (i) shareholder proposals made pursuant to Rule 14a-8 under the Exchange Act or (ii) the election of directors selected by or pursuant to the provisions of the Articles of Incorporation relating to the rights of the holders of any class or series of stock of the Corporation having a preference over the Common Stock or the Non-Voting Common Stock of the Corporation as to dividends or upon liquidation to elect directors under specified circumstances.

(g)           The chairperson of any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 12 of Article II and, if not so given, shall direct and declare at the meeting that such nominees and other matters are not properly before the meeting and shall not be considered. Notwithstanding the foregoing provisions of this Section 12 of Article II, if the shareholder or a qualified representative of the shareholder does not appear at the annual or special meeting of shareholders of the Corporation to present any such nomination, or make any such proposal, such nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

ARTICLE III
DIRECTORS

Section 1.              POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board, subject to powers expressly conferred upon or reserved to the shareholders, and subject to any limitations set forth under the MBCA, the Articles of Incorporation, or these Bylaws.

Section 2.              NUMBER OF DIRECTORS. Except as otherwise provided in the Articles of Incorporation of the Corporation, the total number of directors constituting the entire Board shall be no fewer than five nor more than eleven, with the then-authorized number of directors fixed from time to time by the Board.

Section 3.              CLASSES OF DIRECTORS. Except as otherwise provided in the Articles of Incorporation of the Corporation, the Board shall be and is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 4.              TERM OF OFFICE. Except as otherwise provided in the Articles of Incorporation of the Corporation, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for an initial term expiring at the Corporation’s first annual meeting of shareholders following the effectiveness of this provision; each director initially appointed to Class II shall serve for an initial term expiring at the Corporation’s second annual meeting of shareholders following the effectiveness of this provision; and each director initially appointed to Class III shall serve for an initial term expiring at the Corporation’s third annual meeting of shareholders following the effectiveness of this provision; provided further, that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

Section 5.              REMOVAL. Except as otherwise provided in the Articles of Incorporation of the Corporation, any director may be removed from office only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of the capital stock of the Corporation entitled to vote in any annual election of directors or class of directors, voting together as a single class.

Section 6.              VACANCIES. Except as otherwise provided in the Articles of Incorporation of the Corporation, vacancies on the Board by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors shall be filled solely by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the shareholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

Section 7.              RESIGNATION. A director may resign by providing notice in writing to the Corporation. The resignation shall be effective upon the later of the date of receipt of the notice of resignation or the effective date specified in the notice. Acceptance of the resignation shall not be required to make the resignation effective.

Section 8.              MEETINGS OF DIRECTORS. A regular meeting of directors may be held from time to time at any place within or without Minnesota that the Board may select, or solely by remote communication. If the Board fails to select a place for the meeting, the meeting shall be held at the principal executive office of the Corporation.

A regular meeting of the Board shall be held without other notice immediately after and at the place of each regular meeting of shareholders, at which the Board shall elect officers and transact any other business as shall come before the meeting. Other regular meetings of the Board may be held at such times and places within or without Minnesota as the Board may fix by resolution.

Special meetings of the Board may be called by the Chief Executive Officer, by the Chairman of the Board, by any two directors, or by one director if there is only one director.

Section 9.              REMOTE COMMUNICATION. Meetings of the Board may be held solely by one or more means of remote communication by which all directors may participate with each other during the meeting, if proper notice of the meeting is given and if the number of directors participating represents a quorum.

The Board may permit a director to participate in a meeting of the Board by conference telephone, two-way teleconference or other means of remote communication authorized by the Board by which the director, other directors participating by remote communication, and all directors physically present at the meeting may participate with each other during the meeting.

Participation by remote communication shall constitute presence in person at the meeting.

Section 10.            NOTICE OF DIRECTORS’ MEETINGS. A director may call a special meeting of the Board by giving at least 24 hours’ notice stating the purpose, date, time, and place of the meeting, given to all directors personally, by US Mail, or any electronic communication the director has consented to receive notice at. If the meeting date, time, and place was fixed by the Articles of Incorporation or Bylaws or announced at the previous meeting then no notice is required.

Section 11.            WAIVER OF NOTICE OF DIRECTORS’ MEETINGS. Any director entitled to notice of a meeting may give a waiver of notice either before, at, or after the meeting in writing, orally, by authenticated electronic communication, or by attendance. The participation or attendance at a meeting of a director entitled to notice constitutes waiver of notice, unless the director attends for the purpose of objecting to the lawfulness of calling and convening the meeting and does not participate thereafter in the meeting.

Section 12.            QUORUM OF DIRECTORS. A majority of the directors currently holding office is a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum.

Section 13.            ACT OF THE BOARD. The Board shall take action by a majority of directors present at a duly held meeting at the time the action is taken but not less than a majority of the minimum percentage or number of directors that would constitute a quorum for the transaction of business at the meeting, except where the MBCA requires the affirmative vote of a larger percentage or number.

Section 14.            COMPENSATION. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid such compensation for their services as a director as the Board may fix from time to time. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Committee members may also be paid their expenses, if any, of attendance at each committee meeting and may be compensated as the Board may determine for attending committee meetings.

Section 15.            ACTION BY DIRECTORS WITHOUT A MEETING. An action required or permitted to be taken at a meeting of the Board or a lawfully constituted committee thereof may be taken by written action signed or consented to by authenticated electronic communication by all of the directors or committee members.

If the action need not be approved by the shareholders, written action may be taken by written action signed or consented to by authenticated electronic communication by the number of directors or committee members that would be required to take the same action at a meeting at which all directors or committee members were present. When written action is taken by less than all directors or committee members, all directors and committee members shall be notified promptly of its text and effective date.

The written action is effective when signed or consented to by authenticated electronic communication by the required number of directors or committee members unless a different effective time is provided in the written action.

Section 16.            COMMITTEES OF THE BOARD.

(a)           The Board, by resolution adopted by a majority of the entire Board, may establish committees to serve at the pleasure of the Board and to exercise the authority of the Board to the extent provided in the resolution establishing the committee and permitted by law.

A committee will consist of one or more natural persons, who need not be directors, appointed by the affirmative vote of a majority of the directors present.

(b)           No committee of the Board, unless the resolution designating a particular committee expressly so provides, shall have the authority to:

(i)            Fill vacancies on the Board or on any of its committees.

(ii)           Amend or adopt a resolution proposing an amendment to the Articles of Incorporation.

(iii)          Adopt, amend, or repeal Bylaws.

(iv)          Authorize a distribution.

(v)           Authorize the issuance of shares of the Corporation.

(c)           The designation of a committee of the Board and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law. Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.

Section 17.            DIRECTORS EMERITUS/ADVISORY DIRECTORS. The Board may by resolution appoint directors emeritus or advisory directors who shall have such authority and receive such compensation and reimbursement as the Board shall provide.  Directors emeritus or advisory directors shall not have the authority to participate by vote in the transaction of business.

ARTICLE IV

OFFICERS

Section 1.              POSITIONS AND ELECTION. The officers of the Corporation shall be elected by the Board and shall be a Chief Executive Officer and Chief Financial Officer and any other officers, including assistant officers and agents, as may be deemed necessary by the Board. The Chief Executive Officer may appoint any other officers, including assistant officers and agents, other than the Chief Financial Officer, as may be deemed necessary. Any two or more offices may be held by the same person.

Officers shall be elected annually at each regular meeting of the Board held after each regular meeting of shareholders. Each officer shall serve until a successor is elected and qualified or until the death, resignation or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the Board.

Section 2.              RESIGNATIONS, REMOVAL, AND VACANCIES. The Board, by a resolution approved by the affirmative vote of a majority of the directors present, may remove an officer at any time, with or without cause. The Chief Executive Officer may remove an officer appointed by the Chief Executive Officer or an officer appointed by the Board, other than the Chief

Financial Officer, with or without cause. The removal of any officer shall be subject to any shareholder control agreement and without prejudice to the any contractual rights of the officer removed.

Any officer may resign at any time by giving written notice to the Corporation. Resignation is effective, without acceptance, when the notice is given to the Corporation, unless the notice provides a later effective date.

A vacancy due to death, resignation, removal, disqualification, or other cause may, or in the case of a vacancy in the office of the Chief Executive Officer or Chief Financial Officer shall, be filled for the unexpired portion of the term in the manner determined by the Board.

Section 3.              POWERS AND DUTIES OF OFFICERS. The powers and duties of the Chief Executive Officer and Chief Financial Officer shall be as set forth below:

(a)           The Chief Executive Officer shall have general active management of the business of the Corporation; when present, preside at all meetings of the shareholders and, in the absence of the Chairman of the Board or if such officer shall not be elected, at all meetings of the Board; see that all orders and resolutions of the Board are carried into effect; sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated to some other officer or agent of the Corporation by or in accordance with the Articles of Incorporation or these Bylaws or by the Board; maintain records of and, whenever necessary, certify all proceedings of the Board and the shareholders; and perform other duties prescribed by the Board.

(b)           The Chief Financial Officer shall keep accurate financial records for the Corporation, deposit all money, drafts, and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the Board; endorse for deposit all notes, checks, and drafts received by the Corporation as ordered by the Board, making proper vouchers therefore; disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board; render to the Chief Executive Officer or the Board, whenever requested, an account of all transactions by the Chief Financial Officer and of the financial condition of the Corporation; and perform other duties prescribed by the Board or by the Chief Executive Officer.

The powers, rights, duties, responsibilities, and terms in office of any other officers shall be as set forth from time to time by resolution of the Board.

In the absence of a designation of the powers, rights, duties, responsibilities, and terms in office, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the Board. Officers may delegate some or all of the duties and powers of an office to other persons.

Section 4.              EXECUTION OF AGREEMENTS. All agreements of the Corporation shall be executed on behalf of the Corporation by (a) the Chief Executive Officer, (b) such other officer or employee of the Corporation authorized in writing by the Chief Executive Officer, with such limitations or restrictions on such authority as the Chief Executive Officer deems appropriate, or (c) such other person as may be authorized by the Board.

ARTICLE V
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subject to the limitations of applicable federal and state banking laws and regulations, the Corporation shall indemnify the present and former officers and directors of the Corporation for such expenses and liabilities, in such manner, under such circumstances and to the fullest extent as required or permitted by the MBCA, as in effect from time to time, or as required or permitted by other provisions of law. Subject to the limitations of applicable federal and state banking laws and regulations, the Board may authorize the purchase and maintenance of insurance and the execution of individual agreements for the purpose of such indemnification, and the Corporation shall advance all reasonable costs and expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification under this Article V, all in the manner, under the circumstances and to the extent permitted by the MBCA, as in effect from time to time. Unless otherwise approved by the Board, the Corporation shall not indemnify any employee of the Corporation who is not otherwise entitled to indemnification pursuant to this Article V.

ARTICLE VI
SHARE CERTIFICATES AND TRANSFER

Section 1.              REGISTERED SHAREHOLDERS. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the State of Minnesota, or giving proxies with respect to those shares.

Section 2.              UNCERTIFICATED SHARES. The shares of the Corporation shall be uncertificated shares. The Corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the new owner of the shares the following information:

(a)           the name of the Corporation;

(b)           a statement that the Corporation is incorporated under the laws of Minnesota;

(c)           the name of the person to whom the shares are issued; and

(d)           the number and class of shares, and the designation of the series, if any.

Notwithstanding the foregoing, the Corporation shall issue a share certificate upon request by a shareholder, and each such certificate shall be signed by the Chief Executive Officer and Secretary of the Corporation.

Section 3.              TRANSFER OF SHARES. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws.  Transfers of shares may be restricted by a reasonable written restriction that is included in information sent to the holders of uncertificated shares.

Section 4.              DISTRIBUTIONS AND SHARE DIVIDENDS. The Board may from time to time declare, and the Corporation may make, distributions to its shareholders in cash or other property (other than the Corporation’s shares), or a dividend of shares of the Corporation, to the extent permitted by the Articles of Incorporation and the MBCA.

ARTICLE VII
MISCELLANEOUS

Section 1.              CHECKS, DRAFTS, AND OTHER INSTRUMENTS. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board.

Section 2.              FISCAL YEAR. The fiscal year of the Corporation shall commence on January 1 of each year.

Section 3.              CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 4.              INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

ARTICLE VIII
AMENDMENT OF BYLAWS

Subject to the rights of shareholders under and any limitations imposed by the MBCA, the Board may adopt, amend, or repeal Bylaws; provided, however, the Board shall not adopt, amend, or repeal a Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a Bylaw to increase the number of directors.

ARTICLE IX
FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, the state or federal courts in Hennepin County, Minnesota shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the MBCA, the Articles of Incorporation, or the Bylaws of the Corporation, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said courts having personal jurisdiction over the indispensable parties named as defendants therein.